Exhibit 10.1

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (the “Agreement”) is made and entered into this ____day of October, 2012 and made effective on the 1st day of November, 2012 (the “Effective Date”), between Fortuna Energy, Inc, whose address is 4848 Hwy 84 #110, Williston, ND  58801 (“SELLER”); and Stratex Oil & Gas, Inc (“BUYER”), whose address is 30 Echo Lake Road, Watertown, Connecticut 06795.  SELLER and BUYER collectively hereafter referred to as the “Parties” or individually as a “Party”.

WITNESSETH:

WHEREAS, SELLER represents that it is the owner of certain oil and gas leasehold interests in Williams County and Stark County, North Dakota covering the lands as described in Exhibit “A” attached hereto and made a part hereof (“Leasehold Interests”).

WHEREAS, SELLER desires to sell, assign, transfer, and convey to BUYER and BUYER agrees to purchase and receive all of SELLER’s right, title and interest in and to the Leasehold Interests;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
PURCHASE PRICE. The total purchase price for the Leasehold Interests shall be Two Hundred Thousand Dollars ($200,000.00) cash paid in hand and Two Hundred Thousand Stock Shares for Stratex Oil and Gas, Inc, hereinafter referred to as the “Purchase Price”.  The effective date shall be November 1st, 2012, meaning SELLER shall retain revenue from production through October 31st, 2012.

2.
DEPOSIT.  Upon BUYER’s receipt of a fully executed copy of this Agreement, BUYER shall tender Twenty Thousand Dollars ($20,000.00) (the “Deposit”) by cashier’s check or wire transfer of immediately available funds to the credit of SELLER. In the event BUYER is unable or unwilling for any reason to close the sale, or otherwise terminates the Agreement in accordance with the terms of this Agreement, SELLER shall immediately refund the Deposit to BUYER in immediately available funds. If the purchase and sale of the Leasehold Interests is consummated in full and the terms of this Agreement are satisfied, the Deposit shall be deducted from the Purchase Price or the Adjusted Purchase Price at Closing.

3.
CLOSING. The sale and conveyance by SELLER and purchase and receipt by BUYER of the Leasehold Interests will occur at a closing (the “Closing”) to be held October 30th, or at an earlier or later date approved by the Parties hereto.  The Closing will be held at a mutually agreeable location.  At the Closing, SELLER shall execute, acknowledge and deliver to BUYER recordable assignments conveying the Leasehold Interests on a form of assignment attached hereto as Attachment “1” (the “Assignment of Oil and Gas Lease”) and Attachment “2” (the “Assignment of Oil and Gas Lease”).  Concurrently, BUYER will pay to SELLER, the Purchase Price or Adjusted Purchase Price, as applicable, via wire transfer to the depositary designated by SELLER.  Upon confirmation of good, paid funds deposited into SELLER’s account, SELLER will deliver to BUYER the signed and notarized Assignment of Leasehold Interests. The Parties shall take such other actions, and execute such other instruments as may be reasonably required to consummate the transaction set forth herein.

4.
REPRESENTATIONS AND WARRANTIES. BUYER acknowledges that the Leasehold Interests, described in Exhibit “B”, were derived from Check Stubs sent to, and relied upon by, SELLER.  SELLER warrants and agrees to defend title to said Leasehold Interests.  SELLER agrees to defend title to the Leasehold Interests as to all liens, claims, and encumbrances of all persons lawfully claiming, through or under SELLER, but not otherwise. SELLER further represents and warrants that there are no lawsuits pending against SELLER which do or could affect the title or interests conveyed; that SELLER is not aware of any such lawsuits or other claims which are threatened; that the Leasehold Interests are not subject to any agreement, indenture, order, judgment, decree or other restrictions or provisions whether shown of record or unrecorded; that there are no unrecorded assignments of overriding royalty interest executed by BUYER burdening the Leasehold Interests; that there are no carried interests executed by BUYER burdening the Leasehold Interests and no other obligations to third parties creating a disproportionate obligation for costs relating thereto;  and that SELLER has the full power and right to sell and convey the same.  BUYER may terminate this Agreement if SELLER is in material breach of any of the representations and warranties contained herein without any further liability to SELLER.

5.
DUE DILIGENCE.  Upon SELLER’s acceptance of the terms of this Agreement, SELLER will make available to BUYER all documents in possession of SELLER with respect to the Leasehold Interests.  Thereafter, BUYER shall have the right at BUYER’s sole cost and risk to commence a due diligence examination of the Leasehold Interests and Lands, including but not limited to a title review of the Leasehold Interests and Lands, a survey of the Lands and an environmental assessment of the Leasehold Interests and the Lands.  SELLER agrees to cooperate fully and assist with BUYER’s examination of title and other assessments provided for herein.

Upon discovery of any title defects prior to Closing, BUYER shall notify SELLER of any defects and whether or not said defects can be reasonably cured.  SELLER shall have 60 days to cure title of such disclosed defects.  The Closing date shall be changed in order to accommodate the time needed to cure title.  If, after the 60 day period to cure title, BUYER is unwilling to accept the Leasehold Interests with any remaining defects or if the defects cannot be cured, such Leasehold Interests will no longer be subject to this Agreement and the Adjusted Purchase Price shall be paid to SELLER at Closing.

If, through its due diligence, BUYER determines that: (i) SELLER has not obtained the necessary consents to assign or authority to convey the Leasehold Interests; or (ii) that a material title defect or a material environmental condition exists that, alone or in the aggregate, would impair more than Twenty Percent (20%) of the Purchase Price, BUYER has the option to terminate this Agreement without liability to SELLER.

6.
INDEMNITY AND RISK OF LOSS.  SELLER shall indemnify and hold BUYER harmless from and against all costs, expenses, attorneys’ fees, liens, judgments, claims, demands and causes of action whatsoever relating directly or indirectly to the ownership of the Leasehold Interests prior to the Closing Date, whether such fees, liens, judgments, claims, demands and causes of action (including, but not limited to all environmental matters) arise before or after the Closing date. Risk of loss only as to ownership of the Leasehold Interests that arises after the Closing date shall pass from SELLER to BUYER at Closing.

7.
NOTICES. All communications required or permitted under this Agreement may be delivered by registered or certified mail, courier service, facsimile transmission or email, addressed as set forth below.  Either Party may, by written notice to the other, change the address for such mailing such notices.  Faxes may be sent for convenience but must be followed up with mailing on any important notice issues as follows:

NOTICES TO SELLER:

Fortuna Energy, Inc

4848 Hwy 85 #110

Williston, ND  58801

Attn:  Lynn Leininger

Telephone:  701-570-8000

Fax:  ________________

NOTICES TO BUYER:

Stratex Oil and Gas, Inc

30 Echo Lake Road

Watertown, Connecticut 06795

Attn:  Steve Funk

Telephone:  406-252-2129

Fax:  _________________

8.
EXCLUSIVITY.  Upon written acceptance of this Agreement, SELLER shall not offer the Leasehold Interests or any portion thereof to, entertain offers from, negotiate for their sale to, or make information about them available to, any third Party prior to Closing or the earlier termination of this Agreement.

9.
DISCLOSURE.  It is agreed BUYER shall have the sole right to make any and all public announcements regarding this Agreement.   BUYER and its ultimate parent shall be permitted to disclose information regarding this transaction to U.S. securities regulators, stock exchanges, its advisors, potential investors and the investing public, whether by way of prospectus, information memorandum, filing with the securities regulatory authorities or otherwise.  Notwithstanding anything to the contrary herein, SELLER shall be permitted to disclose information regarding this transaction to its partners, shareholders, officers, directors, lending institutions, advisors or regulatory agencies.

10.
AMENDMENTS AND ASSIGNABILITY.  No amendments or other changes to this Agreement shall be effective or binding on either of the Parties unless the same shall be in writing and signed by the Parties.  This Agreement shall not be assigned either in whole or in part by either Party without the express written consent of the other Party.

11.
ATTORNEY’S FEE.  Each Party shall be responsible for its own costs and reasonable attorneys’ fees; provided, however, that the prevailing Party in any dispute arising out of this Agreement, upon entry of a final non-appealable order, shall be awarded all costs and expenses, including without limitation reasonable attorney’s fees and court costs, which it incurred as a result of any court proceeding arising therefrom, notwithstanding the initial clause of this sentence to the contrary.

12.
ENTIRE AGREEMENT.  This Agreement, together with Exhibits A and B attached hereto and incorporated herein, shall constitute the entire agreement of the Parties, expressly superseding all prior written and oral understandings and agreements.

13.
GOVERNING LAW.  This Agreement shall be governed by the laws of the State of North Dakota which will have exclusive jurisdiction over any legal dispute arising from this Agreement.  SELLER and BUYER agree that any legal dispute or court proceeding shall be conducted in Williams County, North Dakota

SELLER

Fortuna Energy, Inc

By ______________________________

Lynn Leininger, President

BUYER

Stratex Oil & Gas, Inc

By ______________________________

Steve Funk, CEO

Attachment “1” to Purchase and Sale Agreement

from Fortuna Energy, Inc (Assignor)
to Stratex Oil & Gas, Inc (Assignee)
dated effective November 1, 2012

ASSIGNMENT OF OIL AND GAS LEASE

Know All Men by These Presents:

That the undersigned, Fortuna Energy, Inc, 4848 Hwy 85, #110, Williston, North Dakota  58801, hereinafter called “Assignor” for and in consideration of the sum of Ten and more dollars ($10.00) cash in hand paid and other good and valuable considerations, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell, convey, assign and set over unto Stratex Oil & Gas, Inc, whose address is 30 Echo Lake Road, Watertown, Connecticut, 06795, hereinafter called “Assignee”, all of Assignor’s right, title and interest in and to all the oil, gas and other minerals in and under that may be produced from the following described lands together with any and right, title, and interest Assignor may own under said lands situated in Stark County, as set forth in Exhibit “A” along with all of Assignor’s interests in producing wells as set forth in Exhibit “B” attached hereto.

EXECUTED this ___ day of _________________, 2012 and made effective November 1, 2012.

ASSIGNOR

FORTUNA ENERGY, INC

By ______________________________
Lynn Leininger, President

ACKNOWLEDGEMENT

STATE OF _______________

COUNTY OF _______________

This instrument was acknowledged before me on _________________, 2012, by Lynn Leininger, President of Fortuna Energy, Inc, with an address of 4848 Hwy 85, #110, Williston, ND  58801.

_________________________________ Notary Public

My commission expires: _______________________

EXHIBIT “A”

This Exhibit is attached to the Assignment of Oil and Gas Interests by and between Fortuna Energy, Inc (Assignor) and Stratex Oil & Gas, Inc (Assignee), dated October __, 2012 made effective November 1, 2012.  Assignor’s interests in Stark County, North Dakota being assigned herein are under the following described lands: to Purchase and Sale Agreement

#	Lessor	Lessee	Legal	Recorded

1		Fortuna Energy, Inc
2
3
4
5
6
7

SIGNED FOR IDENTIFICATION
FORTUNA ENERGY, INC

By ______________________________
Lynn Leininger, President

Attachment “2” to Purchase and Sale Agreement

from Fortuna Energy, Inc (Assignor)
to Stratex Oil & Gas, Inc (Assignee)
dated effective November 1, 2012

ASSIGNMENT OF OIL AND GAS LEASE

Know All Men by These Presents:

That the undersigned, Fortuna Energy, Inc, 4848 Hwy 85, #110, Williston, North Dakota  58801, hereinafter called “Assignor” for and in consideration of the sum of Ten and more dollars ($10.00) cash in hand paid and other good and valuable considerations, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell, convey, assign and set over unto Stratex Oil & Gas, Inc, whose address is 30 Echo Lake Road, Watertown, Connecticut, 06795, hereinafter called “Assignee”, all of Assignor’s right, title and interest in and to all the oil, gas and other minerals in and under that may be produced from the following described lands together with any and right, title, and interest Assignor may own under said lands situated in Williams County, as set forth in Exhibit “A” along with all of Assignor’s interests in producing wells as set forth in Exhibit “B” attached hereto.

EXECUTED this ___ day of _________________, 2012 and made effective November 1, 2012.

ASSIGNOR

FORTUNA ENERGY, INC

By ______________________________
Lynn Leininger, President

ACKNOWLEDGEMENT

STATE OF _______________

COUNTY OF _______________

This instrument was acknowledged before me on _________________, 2012, by Lynn Leininger, President of Fortuna Energy, Inc, with an address of 4848 Hwy 85, #110, Williston, ND  58801.

_________________________________ Notary Public

My commission expires: _______________________

EXHIBIT “A”

This Exhibit is attached to the Assignment of Oil and Gas Interests by and between Fortuna Energy, Inc (Assignor) and Stratex Oil & Gas, Inc (Assignee), dated October __, 2012 made effective November 1, 2012.  Assignor’s interests in Williams County, North Dakota being assigned herein are under the following described lands: to Purchase and Sale Agreement

#	Lessor	Lessee	Legal	Recorded

1		Fortuna Energy, Inc
2
3
4
5
6
7

SIGNED FOR IDENTIFICATION

FORTUNA ENERGY, INC

By ______________________________
Lynn Leininger,